Exhibit 99.2

Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer and Ticker Symbol:  Inspire Pharmaceuticals, Inc. [ISPH]
Date of Event Requiring Statement:  May13, 2011

JOINT FILERS’ NAMES AND ADDRESSES

1.    Name:    Warburg Pincus Private Equity IX, L.P.
       Address: c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

2.    Name:    Warburg Pincus IX LLC
Address: c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

2.   Name:    Warburg Pincus Partners, LLC
Address: c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

3.   Name:    Warburg Pincus & Co.
Address: c/o Warburg Pincus LLC
450 Lexington Avenue
  New York, NY 10017

4.   Name:    Warburg Pincus LLC
Address:
450 Lexington Avenue
New York, NY 10017

5.   Name:    Charles R. Kaye
Address: c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

6.   Name:    Joseph P. Landy
Address: c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017